Exhibit 10.23

AGREEMENT FOR PURCHASE AND
SALE OF OIL AND GAS PROPERTIES

          This Agreement is dated for reference purposes as of March 12, 2010 by and between DAYBREAK OIL AND GAS, INC., a Washington corporation, sometimes referred to elsewhere in this Agreement as “Seller”, and ARABELLA ENTERPRISES, a California corporation, sometimes referred to elsewhere in this Agreement as “Purchaser”, and CHET POHLE, an individual residing in Kern County, California. Seller, Purchaser and Chet Pohle may sometimes hereinafter be referred to individually as “Party” or collectively as “Parties”.

RECITALS

          This Agreement is made and entered into in reliance on the accuracy of the following facts and circumstances, which are acknowledged by the Parties to be accurate, complete and true:

          A. Daybreak Oil and Gas, Inc. is the legal and beneficial and record title owner of an undivided Twelve and One-Half percent (12.50%) of Eight-Eighths (8/8ths) of the lessee’s leasehold estate (“working interest”) in, to and under those certain oil, gas and mineral leases located in the Gilbertown Oil Field, Choctaw County, Alabama (“Gilbertown Field”), as further described and referred to herein and shown in the Schedule of Oil and Gas Leases attached hereto as Exhibit “A” and incorporated by reference herein (the “Oil and Gas Leases”) and all personal property, rights to production, and all other interests and rights in minerals, oil and gas and other hydrocarbons and other commercially valuable substances of every kind and nature described and referred to herein or otherwise appurtenant thereto, including, but not limited to any oil and gas and hydrocarbons and other such substances held by refiners, transporters or others for the benefit of or on account of Seller or Seller’s creditors, and all wells, tanks, casing, tubing, rods, pumps, pumping units, treaters, pipelines, equipment, machinery, and other fixtures and appurtenances, easements, rights-of-way, surface rights, operating agreements, communitization agreements, joint venture agreements, unitization agreements, water disposal agreements, surface use agreements, contracts, pooling agreements, intellectual property rights and interests, licenses, franchises, permits and all other tangible and intangible assets and properties used, enjoyed or employed in connection with or pertaining to the ownership and-or operation of the foregoing, including, but not necessarily limited to, those shown and described in Exhibit “A-1” attached hereto and incorporated by reference herein, all of which are collectively referred to elsewhere in this Agreement as the “Assets”.

          B. Arabella Enterprises is also currently the legal and beneficial and record title owner of an undivided Twelve and One-Half percent (12.50%) of Eight-Eighths (8/8ths) working interest in, to and under the Oil and Gas Leases and related properties described and referred to hereinabove (“Purchaser’s 12.5% Gilbertown Field Working Interest”).

          C. Daybreak Oil and Gas, Inc. desires to sell, and Arabella Enterprises desires to purchase from Daybreak Oil and Gas, Inc., on the terms and conditions set forth in this Agreement all of the Assets.

          D. Upon consummation of the purchase and sale transaction set forth in this Agreement, Arabella Enterprises and Chet Pohle shall forever and fully and completely release Daybreak Oil and Gas, Inc. from any and all claims, liabilities and causes of action against Daybreak Oil and Gas, Inc. arising from or connected in any way with the obligation of Daybreak Oil and Gas, Inc. to deliver to Chet Pohle or Arabella Enterprises one 3-D seismic license for the “East Slope

Prospect” – Kern County, California as described and referred to in that certain May 13, 2005 Prospect Review, Noncompetition and Confidentiality Agreement between Chet Pohle, Brian Hirst and Randy Metz and Daybreak Mines Inc., Cal-Star Energy Inc. and Canadian Energy Capital Inc. (the “Prospect Review Agreement”).

          E. Upon consummation of the purchase and sale transaction set forth in this Agreement, Daybreak Oil and Gas, Inc. shall forever and fully and completely release Arabella Enterprises and Chet Pohle from any and all claims, liabilities and causes of action arising from or in connection with any and all costs, expenses and/or joint interest billings related in any way to the operation of the Assets and the Gilbertown Field.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby expressly agree and contract as follows:

AGREEMENT

ARTICLE 1. INCORPORATION OF RECITALS

          Each of the foregoing recitals is incorporated herein by reference as if fully set forth at length, is deemed to be the agreement of the Parties, and is relied upon by the Parties in agreeing to the conditions, covenants, provisions and terms of this Agreement.

ARTICLE 2. PURCHASE AND SALE

          Section 2.1. Purchase and Sale of Assets. For and in consideration of the mutual covenants and benefits hereunder, and subject to the terms and conditions hereafter set forth, Seller shall sell all of the Assets described and referred to in the Recitals hereinabove to Purchaser, and Purchaser shall purchase the same from Seller.

          Section 2.2. Title to Assets. The Assets shall be conveyed and transferred to Purchaser free and clear of all claims, liens, security interests, obligations and all other encumbrances of every kind or nature whatsoever, except for ordinary and usual and unaccrued and not-yet-due obligations appurtenant to the Assets and binding on the owner thereof under leases, joint venture agreements, operating agreements and unitization agreements governing, pertaining to and-or comprising the Assets.

          Section 2.3. Limited Warranty. All of the Oil and Gas Leases and the Assets described above are sold by Seller and purchased by Purchaser in their AS IS, WHERE IS condition without warranty or representation of any kind by Seller, except as set forth in Sections 2.2, 3.3, 4.3 and 8.1 and Article 6 of this Agreement.

          Section 2.4. Consideration. The consideration and purchase price for the purchase and sale of the Assets is as follows:

                    (a) Release of 3-D Seismic License Claim. At “Closing” (as defined in Section 3.1 of this Agreement), Purchaser and Chet Pohle shall deliver to Seller a release, substantially in the form attached hereto as Exhibit “B” and incorporated herein by reference, which release shall forever and fully and completely release Daybreak Oil and Gas, Inc. from any and all claims, liabilities and causes of action against Daybreak Oil and Gas, Inc. arising from or connected in any way with the obligation of Daybreak Oil and Gas, Inc. to deliver to Chet Pohle or Arabella

Enterprises one 3-D seismic license for the “East Slope Prospect” – Kern County, California as described and referred to in that certain May 13, 2005 Prospect Review, Noncompetition and Confidentiality Agreement between Chet Pohle, Brian Hirst and Randy Metz and Daybreak Mines Inc., Cal-Star Energy Inc. and Canadian Energy Capital Inc. (the “Prospect Review Agreement”). Such release shall not have any effect, however, with respect to any claims by Randy Metz or Brian Hirst that they are entitled to any 3-D seismic licenses under said Prospect Review Agreement.

                    (b) Proceeds of Production Attributable to Assets. Seller shall be entitled to keep and retain as Seller’s sole property all production sales proceeds attributable to the Assets through and including the “Effective Date” (as defined in Section 3.1 of this Agreement).

                    (c) Proceeds of Production Attributable to Purchaser’s Working Interest. At Closing, Purchaser shall pay to Seller all production sales proceeds attributable to Purchaser’s 12.5% Gilbertown Field Working Interest for the period from January 1, 2010 through and including the Effective Date.

          Section 2.5. Like Kind Exchange. Each Party consents to the other Party’s assignment of its rights and obligations under this Agreement to its Qualified Intermediary (as that term is defined in Section 1.1031(k)-1(g)(4)(v) of the U.S. Treasury Regulations), or to its Qualified Exchange Accommodation Titleholder (as that term is defined in I.R.S. Rev. Proc. 2000-37), in connection with effectuation of a like-kind exchange. However, Seller and Purchaser acknowledge and agree that any assignment of this Agreement to a Qualified Intermediary or to a Qualified Exchange Accommodation Titleholder does not release either Party from any of their respective liabilities and obligations to each other under this Agreement. Each Party agrees to cooperate with the other to attempt to structure the transaction as a like-kind exchange so long as no delay in the Closing Date or Effective Date results therefrom.

ARTICLE 3. CLOSING AND EFFECTIVE DATE

          Section 3.1. Closing Date and Effective Date. So long as the Closing occurs on or before 5:00 P.M. local Bakersfield, California time on March 19, 2010 (the “Closing Date”), then the Effective Date of the purchase and sale transaction which is the subject of this Agreement shall be 12:01 A.M. local Gilbertown, Alabama time on March 1, 2010. The Closing of the transaction shall occur at the office of John B. Linford, A Professional Law Corporation, 4800 Easton Drive, Suite 103, Bakersfield, California 93309, Tel: (661) 327-9080, Fax: (661) 327-9078 (the “Escrow”), or at any other location in Bakersfield, California mutually acceptable to Seller and Purchaser. For purposes of this Agreement, “Close” or “Closing” means Seller’s delivery of the executed and acknowledged Assignment, Bill of Sale and Conveyance in the recordable form attached hereto as Exhibit “C” to Purchaser, and the performance and satisfaction of all other acts and events specified in Section 3.2 of this Agreement. The Closing Date and Effective Date may be extended to another date only upon the mutual written agreement of the Parties. At Closing, Purchaser shall assume and be responsible for all of Seller’s rights, liabilities, duties and obligations related to the Assets from and after the Effective Date.

          Section 3.2. Closing Events and Deliveries at Closing. At Closing the following shall occur:

                    (a) Seller’s Obligations at Closing.

                         (1) Seller shall execute, acknowledge and deliver to Purchaser the Assignment, Bill of Sale and Conveyance in the recordable form attached hereto as Exhibit “C”.

                         (2) Seller shall execute, acknowledge and deliver to Purchaser an affidavit confirming and attesting that Seller has paid in full through the Effective Date all joint interest billings, invoices, bills and all other amounts of money and performed all other obligations due or otherwise owed on account of the ownership and-or operation of the Assets and that Seller shall fully indemnify and hold Purchaser free and harmless from any and all claims therefor in the form attached hereto as Exhibit “D” and incorporated herein by reference.

                         (3) Seller shall execute, acknowledge and deliver to Purchaser an affidavit confirming and attesting that as of the Effective Date Purchaser and Chet Pohle have fully and completely performed and satisfied all obligations that may be owed to Seller in any way related to or arising from any ownership interest in the Oil and Gas Leases or the Assets, including, but not necessarily limited to, joint interest billings, invoices, bills and all other obligations and liabilities owed or purportedly owed to Seller or any third-party contractors or vendors, that Purchaser and Chet Pohle have no further obligations or liabilities with respect thereto, and that Seller shall fully indemnify and hold Purchaser and Chet Pohle free and harmless from any and all claims therefor in the form attached hereto as Exhibit “E” and incorporated herein by reference.

                         (4) Seller shall deliver to Purchaser possession of the Assets and keys to any locks used in connection with the Assets or any part thereof by Seller.

                         (5) Seller shall deliver to Purchaser all of Seller’s files and records relating to the Assets, including without limitation, all lease files, well files, assignment, royalty, and overriding royalty instruments and documents, division orders, correspondence, land data, well logs, maps, well histories, title opinions and abstracts, geological, geophysical and engineering studies and reports, land surveys, seismic surveys, economic and financial analyses and reports, and all permits, licenses and franchises related to the ownership and-or operation of the Assets. Seller shall have no obligation to furnish Purchaser with any data or information which is proprietary to third parties or which Seller cannot provide to Purchaser because of third-party restrictions on Seller or which does not directly pertain to the ownership or operation of the Assets. All information and data shall be furnished as a matter of convenience only to Purchaser and Purchaser’s reliance on the same shall be at Purchaser’s sole risk.

                         (6) Seller shall execute and deliver to Purchaser such letters in lieu of transfer or division orders directing all purchasers of production from the Assets to make payment of proceeds attributable to such production from and after the Effective Date to Purchaser.

                         (7) Seller shall deliver to Purchaser all consents, or waivers of preferential rights as may be necessary, in order to effect the full, complete and lawful sale, assignment and transfer of the Assets to the Purchaser, fully executed and acknowledged by the lessors under the Oil and Gas Leases, all parties to operating agreements and other contractual relationships containing preferential rights related to the Assets and such other persons whose consents or waivers may be necessary therefor.

                         (8) Seller shall deliver to Purchaser a written list of all accounts and funds held in suspense or deposited by Seller and written confirmation of the names and addresses of all mineral owners, royalty owners, overriding royalty owners and other persons who may be entitled to payments out of production from or attributable to the Assets. Seller shall transfer to Purchaser all such suspended proceeds and Purchaser shall be responsible for the proper disbursement or other disposition thereof after the Closing Date.

                         (9) If the Assets or any portion thereof are encumbered or otherwise affected by any mortgage, pledge, lien, security interest, claim or other encumbrance of any kind or nature whatsoever, Seller shall deliver to Purchaser any and all releases, reconveyances, terminations and all other documents and instruments that may be necessary to evidence the full and complete satisfaction, release, reconveyance, termination and extinguishment of any such mortgage, pledge, lien, security interest, claim or other encumbrance as a matter of public record in recordable or filing ready form satisfactory to Purchaser. Alternatively, if the Assets or any portion thereof are encumbered or otherwise affected by any mortgage, pledge, lien, security interest, claim or other encumbrance and the Seller is unable to deliver to Purchaser, on or before the Closing Date, all such releases, reconveyances, terminations and other documents and instruments necessary to evidence the full and complete satisfaction, release, reconveyance, termination and extinguishment of any such mortgage, pledge, lien, security interest, claim or other encumbrance as a matter of public record, Purchaser shall be entitled to withhold pro tanto from the purchase price due to the Seller the total aggregate amount necessary to fully and completely satisfy and cause the release of all such mortgages, pledges, liens, security interests, claims and other encumbrances.

                    (b) Purchaser’s Obligations at Closing.

                         (1) Purchaser and Chet Pohle shall execute and deliver to Purchaser a release, substantially in the form attached hereto as Exhibit “B”, which release shall forever and fully and completely release Daybreak Oil and Gas, Inc. from any and all claims, liabilities and causes of action against Daybreak Oil and Gas, Inc. arising from or connected in any way with the obligation of Daybreak Oil and Gas, Inc. to deliver to Chet Pohle or Arabella Enterprises one 3-D seismic license for the “East Slope Prospect” – Kern County, California as described and referred to in that certain May 13, 2005 Prospect Review, Noncompetition and Confidentiality Agreement between Chet Pohle, Brian Hirst and Randy Metz and Daybreak Mines Inc., Cal-Star Energy Inc. and Canadian Energy Capital Inc. (the “Prospect Review Agreement”).

                         (2) Purchaser shall provide a written accounting for and pay to Seller all production sales proceeds attributable to Purchaser’s 12.5% working interest in the Gilbertown Field properties for the period from January 1, 2010 through and including the Effective Date.

                         (3) Purchaser shall execute and acknowledge the Assignment, Bill of Sale and Conveyance in the recordable form attached hereto as Exhibit “C”.

                    (c) Joint Obligations of Seller and Purchaser at Closing.

                         (1) Seller and Purchaser shall complete and execute any and all documents or instruments that may be reasonably necessary to evidence a change of ownership of the Assets with or that may be required to be filed with Choctaw County, Alabama or any of its subdivisions or agencies, and-or the Alabama State Oil and Gas Board and-or any other federal, state or local governmental agency with jurisdiction thereof to reflect and effect the change of ownership of the Assets. The originals of all such documents or instruments shall be delivered in completed and executed form to Purchaser for Purchaser’s further filing and handling.

                         (2) Seller and Purchaser shall execute and deliver such other documents and instruments as may be reasonably necessary in order to consummate the transactions set forth in this Agreement, including, but not necessarily limited to, those documents and matters described and referred to in Article 5 of this Agreement.

                    (d) Deliveries to Escrow. Seller and Purchaser hereby mutually designate and appoint John B. Linford, A Professional Law Corporation, 4800 Easton Drive, Suite 103, Bakersfield, California 93309, Tel: (661) 327-9080, Fax: (661) 327-9078 as the Escrow to facilitate the Closing of the transaction set forth in this Agreement. As a matter of accommodation for Seller and Purchaser, Seller may make all of Seller’s deliveries due at the Closing by delivering the same to the Escrow with the same effect as though delivered to Purchaser, and Purchaser may make all of Purchaser’s deliveries due at the Closing by delivering the same to the Escrow with the same effect as though delivered to Seller. Upon receipt of all such deliveries, the satisfaction of Seller’s and Purchaser’s respective obligations under this Article 3, and when the transaction set forth in this Agreement is otherwise in a condition to Close in the reasonable judgment of the Escrow, the Escrow will promptly deliver all documents, instruments and funds to the Party entitled thereto under the terms of this Agreement. In the absence of other written instructions to the Escrow executed by both Seller and Purchaser, the Escrow may rely upon the terms and provisions of this Agreement as the instructions to the Escrow of both Parties. Seller and Purchaser hereby agree to fully and completely indemnify and hold the Escrow free and harmless from any and all claims, liabilities, costs, expenses, fees, judgments and lawsuits arising out of or in connection with the transaction set forth in this Agreement, the Closing thereof and the performance of the Escrow’s duties hereunder, excepting therefrom any such claims, liabilities, costs, expenses, fees, judgments or lawsuits arising out of or in connection with the Escrow’s willful misconduct or gross negligence in carrying out the Escrow’s duties hereunder.

          Section 3.3. Continued Operation and Repairs. Until the Closing Date, Seller shall: (a) permit Purchaser and Purchaser’s authorized agents and representatives to have access to the Assets and Seller’s books, records and files related thereto during Seller’s normal business hours, (b) operate the Assets in accordance with Seller’s past practices and ordinary care and prudence conforming with accepted industry customs and standards and all applicable local, state and federal laws, rules, regulations and ordinances, (c) not transfer, sell, hypothecate encumber or otherwise dispose of any of the Assets or any part thereof, and (d) not grant, assign or otherwise create any royalties, overriding royalties, production payments or other payments out of production or burdens on the Oil and Gas Leases or the Assets.

          Section 3.4. Purchaser’s Ownership. Purchaser shall fully assume all responsibility for the ownership of the Assets as of the Effective Date.

          Section 3.5. New Operator – Deposit of Funds - Escrow’s Handling of Assignment. In connection with transactions separate and apart from the transaction set forth in this Agreement, Seller and Purchaser contemplate that Block T Operating, LLC, a Nevada limited liability company, will be designated as the new operator of the Gilbertown Field Oil and Gas Leases in place of Daybreak Oil and Gas, Inc. by the owners of the working interests therein. In connection with said separate transactions, Seller and Purchaser hereby mutually instruct Escrow as follows:

                    (a) Block T Operating, LLC shall wire transfer to the trust account of Escrow the sum of Two Hundred Fifty Thousand Dollars ($250,000.00 U.S.Dollars).

                    (b) Escrow shall hold in trust for the benefit of Purchaser the Assignment, Bill of Sale and Conveyance for the conveyance of the Assets from Seller to Purchaser until such time as Purchaser has delivered to Block T Operating, LLC an assignment of interest in the Gilbertown

Field Oil and Gas Leases, and upon delivery thereof Escrow shall release and deliver to Purchaser the Assignment, Bill of Sale and Conveyance for the conveyance of the Assets from Seller to Purchaser.

                    (c) Escrow shall release and return to Block T Operating, LLC the $250,000.00 funds on the joint written instructions of Daybreak Oil and Gas, Inc. and Block T Operating, LLC in accordance with that certain letter agreement dated March 12, 2010 by and between Block T Operating, LLC and Daybreak Oil and Gas, Inc.

                    (d) Purchaser agrees that it shall be responsible for reimbursing Escrow for all costs and expenses reasonably incurred by Escrow in following these instructions, including, but not necessarily limited to, bank wire transfer and receipt fees, courier fees and postage costs.

ARTICLE 4. APPROVAL OF TITLE AND OPERATIONS

          Section 4.1. Examination of Title. Purchaser shall have until the Closing Date to satisfy itself as to the quality and quantity of title owned by Seller with respect to the Assets. Seller has allowed and shall continue to allow the Purchaser to review, in Purchaser’s office or such other satisfactory location that Seller and Purchaser may mutually agree upon, any and all files relating to oil and gas leases, operating agreements, contracts, title opinions, title reports, title insurance policies, division orders, and any other files, documents and records in Seller’s possession, custody or control regarding or related to investigation or verification of title to the Assets. Seller shall be responsible for obtaining any consents to sale and assignment of the Assets being sold by Seller or waivers of preferential rights as may be necessary in order to effect the sale, assignment and transfer of the Assets to the Purchaser.

          Section 4.2. Notice of Defects. Purchaser has conducted and shall conduct, at Purchaser’s sole expense, such examinations of title as Purchaser determines and shall notify Seller in writing on or before ten (10) calendar days before the Closing Date of any title defects which would cause Seller’s title to the Assets to not be satisfactory with Purchaser. In the event Purchaser notifies Seller of any such defects, Seller may, at Seller’s option, attempt to cure any and all such title defects. In the event of a material title defect which renders title to all or a portion of the Assets unsatisfactory to Purchaser and Seller elects not to or is unable to cure the defect or defects prior to the Closing Date, the Parties shall use reasonable and good faith efforts to reach an agreement to appropriately adjust the purchase price for the Assets affected by such defect or defects. Purchaser alone shall have the sole right to waive any title defects and proceed to Close the transaction set forth in this Agreement notwithstanding such title defects (referred to elsewhere in this Agreement as “Permitted Encumbrance(s)”). In the event the Parties are unable to reach agreement on adjustment of the purchase price and Purchaser does not elect to waive such title defects, Purchaser in Purchaser’s sole discretion shall have the right, through the Closing Date, to terminate this Agreement without any further liability or responsibility on the part of any Party.

          Section 4.3. Title, Liens and Encumbrances. Seller represents and warrants to Purchaser that as of the Closing Date the Assets are free and clear of all mortgages, pledges, liens, security interests, claims, interests and other encumbrances created by, through or under Seller, and shall remain free and clear of all such mortgages, pledges, liens, security interests, claims, interests and other encumbrances through the Closing Date.

          Section 4.4. Existing Obligations.

                    (a) The Assets will be conveyed subject to any and all existing contracts, as well as any and all other agreements pertaining thereto of which Seller has notified Purchaser in writing prior to the Closing Date and which Purchaser approves in a written notice delivered to Seller prior to the Closing Date. Subject to Seller’s obligations under the provisions of Section 3.2 of this Agreement, on the Closing Date Purchaser agrees to and shall assume and be responsible for all obligations with respect to the ownership of the Assets from and after the Effective Date, under such existing contracts and other agreements, written notice of which have been provided by Seller to Purchaser and approved by Purchaser as required above.

                    (b) Seller agrees to use reasonable efforts to secure any necessary waivers or consents to the sale and assignment of the Assets, provided, however, that in the event of any inability or failure of Seller to obtain any such waiver or consent prior to the Closing Date, and if Purchaser will not waive satisfaction of such requirements, Purchaser, in Purchaser’s sole discretion, shall have the right to terminate this Agreement without any further liability or responsibility on the part of any Party.

          Section 4.5. Purchaser’s Review of Operations. Seller has permitted and shall permit, at all reasonable times prior to the Closing Date, Purchaser and Purchaser’s authorized representatives to: (a) meet and confer with Seller’s oil and gas lease operator and-or pumper regarding all aspects of the operation of the Assets, and (b) inspect and review the Oil and Gas Lease and Asset premises, and the methods of operation of the wells, tanks, pipelines and other facilities, equipment and machinery related to the Oil and Gas Leases and Assets, including, but not limited to, any offsite operations necessary for or related to the operation of the Oil and Gas Leases and the Assets.

ARTICLE 5. PRORATIONS, ADJUSTMENTS, INVENTORY AND FILINGS

          Section 5.1. Revenues and Expenses. The Seller is entitled to all income, proceeds and receipts attributable to the ownership and-or operation of the Assets which accrue prior to the Effective Date and is responsible for the payment of all expenses and other disbursements including Taxes attributable to ownership and-or operation of the Assets to the extent accruing prior to the Effective Date. The Purchaser is entitled to all income, proceeds and receipts attributable to the ownership and-or operation of the Assets which accrue on or after the Effective Date and is responsible for the payment of all expenses and other disbursements including Taxes attributable to ownership and-or operation of the Assets to the extent accruing on and after the Effective Date. The Parties shall estimate the above-described amounts to be received and-or paid and incorporate such estimated amounts into the Closing Settlement Statement referred to in Section 5.2 of this Agreement.

For purposes of this Agreement, “Taxes” means, collectively, all federal, state, county and local income and franchise taxes, assessments, levies or other charges (including any interest, penalties, additions thereto and fines assessed or due in respect of such taxes, whether disputed or not), Property Taxes and Severance Taxes. “Property Taxes” means all federal, state or local taxes, assessments, levies or other charges, which are imposed upon the Assets according to their value, including ad valorem or real property, documentary or stamp taxes, as well as any interest, penalties, additions thereto and fines assessed or due in respect of any such taxes, whether disputed or not. “Severance Taxes” means all federal, state or local taxes, assessments, levies or other charges, which are imposed upon production from the Assets, including excise, severance or gross production, as well as any interest, penalties, additions thereto and fines assessed or due in respect of any such taxes, whether disputed or not.

          Section 5.2. Closing Settlement Statement. At least one business day prior to the Closing Date, Seller and Purchaser shall jointly prepare a written closing settlement statement which covers and includes, but shall not necessarily be limited to, ad valorem, production and property taxes prorated to the Effective Date, crude oil inventories as of the Effective Date valued at the net oil price last received by Seller for oil of quality equal to that produced from the Assets, operating expenses paid or payable by Seller for work done on the Oil and Gas Leases after the Effective Date (“Post Effective Date Expenses”), oil sales made after the Effective Date which are payable to Seller (“Post Effective Date Revenues”), and all other items for appropriate adjustments to the Purchase Price.

          Section 5.3. Purchase Price Adjustments. The Purchase Price shall be adjusted on the basis that: (a) all revenues from the sales of oil, gas and other hydrocarbons produced from or attributable to the Assets which occur prior to the last sale of oil prior to the Effective Date shall belong to the Seller (Seller shall be solely responsible for the payment of all royalties thereon) and all revenues from sales occurring after the last sale of oil prior to the Effective Date shall belong to the Purchaser (Purchaser shall be solely responsible for the payment of all royalties on the crude oil inventory in the tanks on the Oil and Gas Leases premises as of the Effective Date, as well as on subsequent production), and (b) all costs, expenses and taxes chargeable to the Assets prior to the Effective Date shall be the responsibility of the Seller and all costs, expenses and taxes chargeable to the Assets after the Effective Date shall be the responsibility of the Purchaser.

          Section 5.4. Notification of Change of Ownership; Filings with Governmental Agencies. Purchaser will assume responsibility for notifying the buyer(s) of production of the change of ownership of the Assets, provided, however, that Seller shall fully cooperate with all reasonable requests of Purchaser for assistance in making such notifications. At or before the Closing, Seller shall execute and deliver to Purchaser such letters-in-lieu of transfer orders, division orders or such other documents as may be reasonably required by any purchaser of production. Purchaser shall make all filings with Choctaw County, Alabama, or any of its subdivisions or agencies, and-or the Alabama State Oil and Gas Board and-or any other federal, state or local governmental agencies with jurisdiction thereof, that are necessary in order for Purchaser to receive, hold and operate the Assets and for the full effectuation of the transactions and agreements provided for in this Agreement. Purchaser shall provide to Seller, upon request, copies of the administrative filings, approvals and recorded documents evidencing compliance with the foregoing.

          Section 5.5. Payment of Royalties. Seller shall pay and disburse to the rightful owners all royalties, overriding royalties and other payments out of production attributable to all production sales and revenues received by Seller on account of the Assets and provide Purchaser with a written record of all such payments. Prior to or on the Closing Date, Seller shall provide Purchaser with a division order or orders or other similar written document showing the current names and addresses of all persons entitled to payment of royalties, overriding royalties and other payments out of production and each such person’s ownership interest with respect to each of the Oil and Gas Leases and Assets. Purchaser shall be responsible for the payment of all subsequent royalties, overriding royalties and other payments out of production from and after the Effective Date.

          Section 5.6. Royalty, Suspense and Escrow Accounts. All funds that may be held by Seller in suspense for the account of others and arising out of production from or attributable to the Assets being sold by Seller under the terms of this Agreement, if any, shall be transferred to the Purchaser prior to or at the Closing Date and Purchaser shall thereafter assume full responsibility for the proper payment thereof. Prior to or at the Closing, Seller shall furnish Purchaser with a complete and accurate written list of all accounts and funds so held or deposited, if any.

          Section 5.7. Post Closing Accounting. If either Purchaser or Seller deems it necessary or desirable to do so and notifies the other Party in writing of a request for the same, then within forty-five (45) calendar days after the Closing Date, Seller and Purchaser shall meet and account for and agree upon: (1) any proceeds due to Seller on account of production from the Assets and sold prior to the Effective Date but received after the Effective Date; (2) any payments received by Seller for production from the Assets sold after the Effective Date which belong to the Purchaser; (3) costs, expenses, charges, and credits paid by Seller relating to operation of the Assets on or after the Effective Date, including, but not limited to landowner royalties, overriding royalties, production, ad valorem, personal property, and real property taxes, and fees imposed by any governmental agency with jurisdiction over or related to the operation and production of the Assets; (4) costs, expenses, charges, and credits relating to operations of the Assets incurred and paid by Purchaser after the Effective Date for operation of the Assets prior to the Effective Date, including, but not limited to landowner royalties, overriding royalties, production, ad valorem, personal property and real property taxes, and fees imposed by any governmental agency with jurisdiction over or related to the operation and production of the Assets; and (5) such other adjustments as may be agreed upon in writing by the Parties hereto whether before or after the Closing Date.

ARTICLE 6. WARRANTIES AND REPRESENTATIONS

          Section 6.1. Seller’s Warranties and Representations. Seller represents and warrants to Purchaser all of the following:

                    (a) Ownership of Oil and Gas Lease Interests. Seller is the sole owner of the Assets being sold to the Purchaser under the terms of this Agreement and all oil, gas, hydrocarbons and minerals, and the proceeds thereof, produced from or attributable or allocated to the Assets, and no other person, firm or entity has any claim, right, or title to, interest in, or lien, security interest, mortgage or other encumbrance created by, through or under Seller in or against the Assets, except those royalty interests and overriding royalty interests burdening the Oil and Gas Leases as described and referred to Exhibit “A” attached to this Agreement. Seller’s ownership of the Assets is comprised of Twelve and One-Half percent (12.50%) of Eight-Eighths (8/8ths) of the lessee’s leasehold working interest in, to and under each of the Oil and Gas Leases shown and specified in Exhibit “A” and the oil, gas, hydrocarbons and minerals produced therefrom. Seller has not created, granted, assigned, transferred or otherwise conveyed to any other person any royalty, overriding royalty, production payments or any other payment or other obligation out of or attributable to the Assets being sold by Seller under the terms of this Agreement and shall not do so from the date of this Agreement and the Closing Date. Nothing in this Agreement shall be construed as a representation or warranty by Seller as to the quality or quantity of title (including but not limited to oil, gas and mineral fee title or other title) that is covered by or subject to an Oil and Gas Lease, it being understood for example that Seller makes no representation or warranty as to whether an Oil and Gas Lease covers all or less than all of the interest in oil and gas in the lands subject thereto.

                    (b) Capacity and Authority of Seller. Seller is a corporation organized, existing, and in good standing under the laws of the State of Washington and duly qualified to conduct business in the States of Alabama and California. Seller has all requisite power and authority under the laws of the States of Washington, Alabama and California and Seller’s articles of incorporation, bylaws and other governing documents to make the sale, assignment and conveyance set forth in this Agreement, and when executed by Seller this Agreement shall constitute a fully binding obligation of Seller to sell, assign, convey and transfer to Purchaser all of the Assets in accordance with and subject to the terms and provisions of this Agreement. Seller has obtained all requisite approvals and authority of Seller’s owners, shareholders, directors and officers to make the sale, assignment and conveyance set forth in this Agreement.

                    (c) No Undischarged Obligations. There are no undischarged obligations of the Seller affecting the Assets being sold pursuant to this Agreement including, but not limited to, royalty, overriding royalty and production payments due on account of the production of oil and gas from or attributable to the Oil and Gas Leases or the Assets or obligations due under any operating agreements or other contracts affecting the Assets, as to any time prior to the Closing Date.

                    (d) No Defaults. All rentals, royalties and other payments due and payable under each of the Oil and Gas Leases and the Assets have been paid in full through the Closing Date and all said Oil and Gas Leases and Assets are in good standing and effect and there are no defaults or asserted defaults of any lease covenants, terms or provisions of any of the Oil and Gas Leases or the Assets or any contracts related to or affecting the Oil and Gas Leases or the Assets.

                    (e) Payment of Taxes. Seller has paid, or shall pay prior to the Closing Date, through the Closing Date all Taxes of every kind whatsoever owed by Seller on account of the Assets and the production of oil, gas, hydrocarbons and other mineral substances from or attributable to the Assets.

                    (f) No Claims. There is no claim (including claims for taxes), demand, cause of action, litigation or administrative agency order, directive, fine or penalty threatened or pending against Seller or the Assets which would affect the Purchasers’ ownership or operation of the Assets.

                    (g) Access to Oil and Gas Lease Premises. Seller has lawful right of access and ingress and egress to and from the premises of each and every Oil and Gas Leases, which right of access and ingress and egress shall pass to Purchaser upon the Closing of the purchase and sale transaction described herein.

          Section 6.2. Survival of Seller’s Representations and Warranties. Seller’s representations and warranties made in this Agreement shall be true, complete and accurate as of the Closing Date and shall survive the Closing of the purchase and sale described herein and the delivery of the Assignment, Bill of Sale and Conveyance to Purchaser.

          Section 6.3. Purchaser’s Warranties and Representations. Purchaser represents and warrants to Seller all of the following:

                    (a) Capacity of Purchaser. Purchaser is a corporation organized, existing and in good standing under the laws of the State of California.

                    (b) Authority of Purchaser. Purchaser has all requisite power and authority under the laws of the State California and Purchaser’s organizational and other governing documents to make and consummate the purchase transaction set forth in this Agreement, and when executed by Purchaser this Agreement shall constitute a fully binding obligation of Purchaser to purchase the Assets from Seller in accordance with and subject to this Agreement. Purchaser has obtained all requisite approvals and authority of Purchaser’s owners, shareholders, directors and officers to make and consummate the purchase transaction set forth in this Agreement.

          Section 6.4. Survival of Purchaser’s Representations and Warranties. Purchaser’s representations and warranties made in this Agreement shall be true, complete and accurate as of the Closing Date and shall survive the Closing of the purchase and sale described herein and the delivery of the Assignment, Bill of Sale and Conveyance to Purchaser.

ARTICLE 7. CONDITIONS PRECEDENT TO OBLIGATIONS

          Section 7.1. Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the transaction provided for herein are expressly made subject to the satisfaction of the following conditions, which are solely for the benefit of the Purchaser and which the Purchaser alone may waive in whole or in part in the Purchaser’s sole discretion, and which shall otherwise be satisfied and fulfilled on or prior to the Closing Date:

                    (a) Title to Assets. Purchaser’s satisfaction with the state and condition of Seller’s title to the Assets. Without in any way limiting the generality of the foregoing, Purchaser shall have the right to take whatever steps are reasonably necessary to satisfy Purchaser prior to the Closing Date as to title to the Assets.

                    (b) Delivery and Possession. The delivery of possession of the Assets, together with all lease files, records and documents relating to the Assets, and keys to any locks to the Purchaser immediately on Seller’s receipt of payment of the purchase price by the Purchaser, or at such later time as the Purchaser may elect with Seller’s consent.

                    (c) Seller’s Capacity. If requested by Purchaser, Seller shall, on or before the Closing Date, deliver to the Purchaser certified and conformed copies of certificates from the Washington, California, and Alabama Secretaries of State stating that Seller is a corporation in good standing under the laws of said states and qualified to do business in said states.

                    (d) Seller’s Obligations. Seller shall have performed all obligations, covenants and agreements contained in this Agreement to be performed or complied with by it at or prior to the Closing.

                    (e) No Lawsuits. No lawsuit, action or other proceeding shall be pending or threatened that seeks to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement.

                    (f) Seller’s Representations and Warranties. Each and every representation and warranty made by Seller as set forth in this Agreement shall be true, correct, complete and accurate as of and through the Closing Date.

          Section 7.2. Conditions to Obligations of Seller. The obligations of Seller to consummate the transaction provided for herein are expressly made subject to the satisfaction of the following conditions, which are solely for the benefit of the Seller and which the Seller alone may waive in whole or in part in the Seller’s sole discretion, and which shall otherwise be satisfied and fulfilled on or prior to the Closing Date:

                    (a) Purchaser’s Capacity. If requested by Seller, Purchaser shall, on or before the Closing Date, deliver to the Seller a certified and conformed copy of a certificate from the

California Secretary of State stating that Purchaser is a business entity in good standing under the laws of the State of California qualified to do business in the State of California.

                    (b) Purchaser’s Obligations. Purchaser shall have performed all obligations, covenants and agreements contained in this Agreement to be performed or complied with by it at or prior to the Closing.

                    (c) No Lawuits. No lawsuit, action or other proceeding shall be pending or threatened that seeks to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement.

                    (d) Purchaser’s Representations and Warranties. Each and every representation and warranty made by Purchaser as set forth in this Agreement shall be true, correct, complete and accurate as of and through the Closing Date.

ARTICLE 8. CONTINUED OPERATIONS

          Until the Closing Date (unless Purchaser and Seller mutually agree in writing on a different date), Seller shall continue to operate the Assets in the usual and ordinary course and substantially the same manner as Seller has operated the Assets in the past and in a manner consistent with good and prudent oil field practices and in compliance with all applicable laws, rules and regulations and contractual obligations, and using reasonable good faith efforts to maintain, preserve and repair the Assets to keep the same in substantially the same state or condition as on the Closing Date, excepting therefrom ordinary and reasonable wear and tear.

ARTICLE 9. INDEMNIFICATION

          Section 9.1 “NORM and “MMMF”. Purchaser acknowledges that: (i) it has entered into this Agreement on the basis of its own investigation of the physical condition of the Assets and (ii) the Assets have been used in the manner and for the purposes set forth in this Agreement and that physical changes to the Assets may have occurred as the result of such use and (iii) low levels of naturally occurring radioactive material (NORM), and man-made material fibers (MMMF) may be present at some locations on, in and under the Assets. Purchaser acknowledges that NORM is a natural phenomenon associated with many oil fields in the U.S. and throughout the world and that NORM and MMMF may accumulate or be deposited in, on or near a facility used for the production of oil and-or gas as a natural consequence of such operations despite the prudent, reasonable, and diligent management and maintenance of such facility. Purchaser has made its own determination of this phenomenon. Seller disclaims any liability arising out of or in connection with any presence of NORM or MMMF, on, in or under the Assets and effective as of the Closing Date Purchaser shall assume the risk that the Assets may contain NORM or MMMF.

          Section 9.2. Abandonment Liability and Indemnification. Upon Closing, Purchaser agrees to assume any and all responsibility which the Seller may have under applicable governmental laws, rules and regulations concerning the plugging and abandonment of wells which are part of the Assets, or located on the Assets, and whether or not such wells were plugged or improperly plugged prior to the Effective Date, together with any cleanup and restoration of the surface or subsurface as may be required under the terms of any lease or applicable governmental laws, rules and regulations. Purchaser agrees to defend, indemnify and hold Seller, and its owners, shareholders, officers, directors, agents, employees and affiliated companies, free and harmless from any and all liabilities arising from Purchaser’s failure, or alleged failure, to properly plug and abandon such wells and-or complete such cleanup or restoration of the surface as may be required as set forth above.

          Section 9.3. Environmental Indemnification.

                    (a) Seller’s Indemnification of Purchaser. Except as specifically provided otherwise in Sections 9.1 and 9.2 of this Agreement, Seller agrees to and shall defend, indemnify and hold Purchaser, and Purchaser’s owners, shareholders, officers, directors, agents, employees, and affiliated companies, free and harmless from any and all claims, damages, judgments, fines, penalties and liabilities arising from the environmental contamination or impairment of the Assets resulting from Seller’s operation of the Assets prior to the Effective Date.

                    (b) Purchaser’s Indemnification of Seller. Except as specifically provided otherwise in Sections 9.1 and 9.2 of this Agreement, Purchaser agrees to and shall defend, indemnify and hold Seller, and Seller’s owners, shareholders, officers, directors, agents, employees, and affiliated companies, free and harmless from any and all claims, damages, judgments, fines, penalties and liabilities arising from the environmental contamination or impairment of the Assets resulting from Purchaser’s operation of the Assets after the Effective Date.

          Section 9.4. General Indemnification.

                    (a) Seller’s Indemnification of Purchaser. Seller agrees to defend, indemnify and hold harmless Purchaser, and Purchaser’s owners, shareholders, officers, directors, agents, employees and affiliated companies, from and against all losses, costs, claims, judgments, fines, penalties, demands, suits, liability and expense with respect to the Assets which arise out of or relate in any way to Seller’s ownership and-or operation of the Assets prior to the Effective Date, or which in any manner arise out of or relate to any breach or default in the performance of Seller’s obligations or Seller’s representations and warranties set forth in this Agreement, whether any such breach or default occurs prior to or after the Effective Date.

                    (b) Purchaser’s Indemnification of Seller. Purchaser agrees to defend, indemnify and hold harmless Seller, and Seller’s owners, shareholders, managers, officers, directors, agents, employees and affiliated companies, from and against all losses, costs, claims, judgments, fines, penalties, demands, suits, liability and expense with respect to the Assets which arise out of or relate in any way to Purchaser’s ownership and-or operation of the Assets from and after the Effective Date, or which in any manner arise out of or relate to any breach or default in the performance of Purchaser’s obligations or Purchaser’s representations and warranties set forth in this Agreement or the condition of the premises and equipment from and after the Effective Date.

ARTICLE 10. ADDITIONAL PROVISIONS

          Section 10.1. No Brokers. Each Party represents that it has not incurred any obligation or liability, contingent or otherwise, with respect to any broker’s or finder’s fee or commission related to the transactions set forth in this Agreement for which any other Party shall have any responsibility, and each Party shall indemnify and hold the others harmless from any and all claims for such fees or commissions.

          Section 10.2. Confidentiality. In connection with the negotiation and preparation of this Agreement and related documents with respect to the Assets, the Parties have made available and shall make available to each other and their attorneys, accountants and other duly authorized agents, all information relating to the ownership and operation of the Assets which any Party may request of any other Party. Any non-public information so furnished by any Party to any other Party shall not be disclosed to any other person, firm or entity without the prior written consent of all Parties, except as otherwise required by law.

          Section 10.3. Titles and Captions. The titles, captions and subject headings of the Articles, Sections and subsections of this Agreement are included solely for the convenience of the Parties and shall not affect the construction or interpretation of any of the terms or provisions set forth in this Agreement.

          Section 10.4. Amendment. This Agreement may be amended or modified at any time with respect to any provision only with a written instrument executed by all of the Parties.

          Section 10.5. Notices. Any notice or other communication required or permitted to be given under this Agreement shall be written, and may be given by personal delivery, Federal Express or equivalent courier, or by registered or certified mail, first-class postage prepaid, return receipt requested. Notice shall be deemed given upon actual receipt in the case of personal delivery, Federal Express or equivalent courier, or three days after being deposited in the U.S. Mail. Notices shall be addressed as follows, but each Party may change its address by written notice in accordance with this Section:

If to Seller:	Daybreak Oil and Gas, Inc.
601 West Main Street, Suite 1017
Spokane, Washington 99201

If to Purchaser:	Arabella Enterprises
15820 Arabella Avenue
Bakersfield, California 93314

          Section 10.6. Assignment Prohibited. No Party may assign any right or interest or delegate any duty or responsibility arising under this Agreement without the prior written consent of all of the other Parties.

          Section 10.7. Severability. If any provision of this Agreement is held invalid or unenforceable for any reason by a court of competent jurisdiction, it is the intent of the Parties that all other terms and provisions of this Agreement remain fully valid and enforceable.

          Section 10.8. Counterparts. This Agreement may be executed by the Parties hereto in any number of counterparts, each of which shall be deemed to be an original and all of which shall be construed together and constitute one agreement.

          Section 10.9. Governing Law. This Agreement is entered into and is to be performed in the County of Kern, State of California and shall be governed by and construed in accordance with the laws of California without regard to any principles of conflicts of laws, and any legal action or proceeding arising from or in connection with this Agreement or the Parties’ rights or responsibilities hereunder shall be brought in Kern County, California.

          Section 10.10. Attorney’s Fees. In the event that any Party to this Agreement brings any legal action to enforce this Agreement, the prevailing party in the litigation shall be entitled to recover reasonable attorneys’ fees from the other Party or Parties, in addition to any other relief that may be granted. This provision applies to the entire Agreement.

          Section 10.11. Other Actions. The Parties agree to execute and deliver such further documents and instruments or take such further actions, whether before or after the Closing Date, which may be reasonably necessary in order to effectuate the transactions contemplated under the terms and provisions of this Agreement.

          Section 10.12. Warranty of Signers. Each individual executing and delivering this Agreement and-or the Exhibits referenced herein on behalf of a Party hereby covenants, represents and warrants to each other Party that such individual has been duly authorized and empowered to make such execution and delivery on its behalf.

          Section 10.13. Facsimile Signatures. The Parties hereto agree that this Agreement and the Exhibits and other documents ancillary to this Agreement, shall be considered executed and signed by a Party when the signature of that Party is delivered by facsimile transmission. Such facsimile signature shall be treated in all respects as having the same effect as an original signature.

          Section 10.14. Entire Agreement. This Agreement constitutes the entire agreement between the Parties concerning their rights and obligations with respect to the sale and purchase of the Assets described and referred to herein. Any other agreements, representations negotiations, or statements, whether oral or written, respecting the purchase and sale of the Assets not expressly set forth in this Agreement shall have no effect whatsoever or at all.

          IN WITNESS WHEREOF, this Agreement has been executed as of the date first hereinabove written, at Bakersfield, Kern County, California.

SELLER		PURCHASER

DAYBREAK OIL AND GAS, INC.		ARABELLA ENTERPRISES

By:	/s/ James F. Westmoreland	By:	/s/ Chet Pohle

(sign)			Chet Pohle

	James F. Westmoreland	Its:	President

(print name)

	President and Chief Executive Officer	Chet Pohle

(title)		Chet Pohle